FOR IMMEDIATE RELEASE

Media Contact:
Ryan Leverenz
Lew Leverenz Associates
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Investor Contact:
Rick Anguilla
Guidance Counsel
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ir@naturallyadvanced.com

Corporate Officer:
Guy Prevost
CFO
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Naturally Advanced Technologies Expands Production Capacity With Additional Third-Party Manufacturing Agreement Charlotte's Barnhardt Manufacturing Company to Execute CRAiLAR Process

Victoria, B.C. and Portland, Ore. (March 26, 2012) - Naturally Advanced Technologies Inc.("NAT" or the "Company") (TSXV: NAT) (OTCBB: NADVF), which produces and markets CRAiLAR(R), a natural fiber made from flax and other bast fibers, announced it has partnered with Barnhardt Manufacturing Company to further expand its manufacturing capacity. The agreement calls for Barnhardt to execute the CRAiLAR enzymatic process exclusively for NAT, and expands upon manufacturing plans announced earlier this month.

Founded in 1929, Charlotte, N.C.-based Barnhardt is a global supplier of cotton for medical, health and beauty aids, and nonwoven fabrics. It currently supplies processed fiber to companies that demand similar standards to those of NAT's global brand partners, and this third-party manufacturing agreement gives NAT the ability to scale to demand from existing and future partners. Barnhardt will commence production for NAT in Q2 2012.

"The advances we have made in the CRAiLAR enzymatic process over the past year, which opened the option of third-party manufacturing, means we can significantly expand our production capacity going forward without the infrastructure costs of building fully executed company-owned facilities," said Ken Barker, CEO of NAT. "With more than 80 years in the business Barnhardt emerged as an ideal partner to continue our capacity expansion as we expect demand to rapidly increase through the balance of 2012."

Announced in March, NAT embarked on a yearlong evaluation and optimization of its CRAiLAR technology, which led to a 40 percent reduction in its enzymatic process time. The immediate benefit was increased production capacity at its own facility. The advancements also allowed NAT to evaluate third-party manufacturing partners for that process, further increasing overall production volume and accelerating the growth of its flagship product, CRAiLAR Flax fiber. Its initial third-party manufacturing agreement was announced earlier this month with Tintoria Piana, which has U.S. operations in Cartersville, Georgia.

NAT will establish its first full-scale facility in Pamplico, S.C., where flax is grown nearby as a winter crop. The company today supplies its CRAiLAR Flax to HanesBrands, Georgia-Pacific, and Brilliant Global Knitwear for commercial use, and to Levi Strauss & Co., Cintas, Carhartt, Ashland, Westex, and Target for evaluation and development.

About Naturally Advanced Technologies Inc.

Naturally Advanced Technologies Inc. develops renewable and environmentally sustainable biomass resources from flax, hemp and other bast fibers. The Company, through its wholly owned subsidiary, CRAiLAR(R) Fiber Technologies Inc., has developed proprietary technologies for production of bast fibers, cellulose pulp, and their resulting by-products in collaboration with Canada's National Research Council. CRAiLAR technology offers cost-effective and environmentally sustainable processing and production of natural, bast fibers resulting in increased performance characteristics for use in textile, industrial, energy, medical and composite material applications. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit www.naturallyadvanced.com.

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statement Disclaimer
This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of the Company's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.

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